UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016

REGIONAL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	33-131110-NY	22-1895668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Parkland Boulevard Cleveland, Ohio		44124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 825-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation; Change in Fiscal Year.

On July 22, 2016, the Company filed a certificate of amendment (the “Amendment”) to the Company’s Certificate of Incorporation with the Delaware Secretary of State to effect a 1-for-1,000 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.00001 per share (the “Common Stock”), and to reduce the number of shares of Common Stock the Company is authorized to issue from 750,000,000 to 50,000,000 shares.  The Reverse Split became effective on July 26, 2016 (the “Effective Time”).  The Amendment, including the Reverse Split, was approved by the Board of Directors of the Company and the holders of a majority of the issued and outstanding shares of Common Stock by written consent in lieu of a meeting.

As a result of the Reverse Split, at the Effective Time, every 1,000 shares of the Company’s issued and outstanding Common Stock were automatically combined and reclassified into one (1) share of Common Stock.  The Company rounded up any fractional shares, on account of the Reverse Split, to the nearest whole share of Common Stock.

The Common Stock will trade under the ticker symbol “RGBDD” for a period of 20 business days, after which time the Company’s ticker symbol will revert to “RGBD”.

A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 26, 2016	REGIONAL BRANDS INC.

	By:	/s/ Brian Hopkins
		Name:	Brian Hopkins
		Title:	Chairman, Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of the Company.